Exhibit 4.12

SENIOR MANAGER REGISTRATION AND PREEMPTIVE RIGHTS AGREEMENT

This SENIOR MANAGER REGISTRATION AND PREEMPTIVE RIGHTS AGREEMENT (this “Agreement”), dated as of October 26, 2007, is by and among Sierra Holdings Corp. (the “Company”) and the individuals listed on Schedule A attached hereto (each such individual, a “Senior Manager” and collectively, the “Senior Managers”) that may become a party to this agreement from time to time in accordance with the provisions hereof.

WITNESSETH:

WHEREAS, as of the date hereof, the Holders (as defined below) own Registrable Securities (as defined below) of the Company;

WHEREAS, the parties desire to set forth certain registration rights applicable to the Registrable Securities of the Company; and

WHEREAS, the parties desire to set forth certain preemptive rights applicable to future issuances of Participation Shares (as defined below) by the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble.

“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act; provided, that no Holder shall be deemed an Affiliate of the Company or any of its subsidiaries for purposes of this Agreement. The term “Affiliated” has a correlative meaning.

“Avaya” means Avaya Inc.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks located in New York, New York or Fort Worth, Texas are required or authorized by law to be closed.

“Closing Date” shall have the meaning given to such term in the Management Stockholders Agreement.

“Common Share Equivalents” means securities (including, without limitation, warrants) exercisable, exchangeable or convertible into Common Shares.

“Common Shares” means the shares of common stock, par value $0.001 per share and any shares of capital stock of the Company issued or issuable with respect to such common stock by way of a stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof.

“Company” has the meaning set forth in the preamble and shall include the Company’s successors by merger, acquisition, reorganization, conversion or otherwise.

“Company Public Sale” has the meaning set forth in Section 2.03(a).

“Demand Notice” has the meaning set forth in Section 2.01(a).

“Demand Registration” means a request by a Majority Stockholder to the Company for Registration of all or part of the Registrable Securities held by such Majority Stockholder.

“Demand Registration Statement” means a Registration Statement filed by the Company in response to a Demand Registration.

“Demand Suspension” has the meaning set forth in Section 2.01(c).

“Demanding Majority Stockholder” means the Majority Stockholder or Majority Stockholders at whose request a Demand Registration is filed by the Company.

“Drag-Along Stockholder” shall have the meaning given to such term in the Management Stockholders Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” means any holder of Registrable Securities who is a party hereto or who succeeds to rights hereunder pursuant to Section 4.07.

“Illiquid Securities” means securities which are not traded or quoted on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market or on a comparable securities market or exchange existing now or in the future or which are so traded or quoted but which are subject to a contractual restriction on transfer which does not apply to securities of the same type which are held by the Majority Stockholders.

“Initial Public Offering” or “IPO” means the first underwritten public offering and sale of the equity securities of the Company, or its successor for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act.

“Loss” has the meaning set forth in Section 2.09(a).

“Majority Stockholder Shelf Registration Amount” Means, with respect to a particular Shelf Registration Statement, the aggregate number of Registrable Securities that the Majority Stockholders request to be registered on such Shelf Registration Statement (as increased from time to time at the election of either of the Majority Stockholders as contemplated by Section 2.02).

“Majority Stockholders” shall mean each of TPG and Silver Lake, and “Majority Stockholder” shall mean either of them.

“Management Stockholders Agreement” means the Management Stockholders Agreement, by and among the Company, Silver Lake, TPG and certain members of management of the Company (including the Senior Managers), dated as of the date hereof, as amended, modified or supplemented from time to time.

“Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Participation Shares” has the meaning set forth in Section 3.01.

“Permitted Transferee” shall have the meaning given to such term in the Management Stockholders Agreement.

“Person” means any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 2.03(a).

“Pro Ration Percentage” has the meaning set forth in Section 2.02(a).

“Pro Rata Portion” means, with respect to a Senior Manager, a number of Common Shares determined by multiplying (i) the number of Common Shares the Company proposes to issue on the relevant issuance date by (ii) a fraction, the numerator of which is the number of Common Shares held by such Senior Manager immediately prior to such date and the denominator of which is the aggregate number of Common Shares held by all stockholders of the Company that have preemptive rights with respect to the applicable proposed issuance.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Registrable Securities” means any Common Shares (including any issuable or issued upon exercise, exchange or conversion of any Common Share Equivalents) and any securities that may be issued or distributed or be issuable in respect of any Common Shares by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction whether held on the date hereof or hereinafter acquired; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities have been sold pursuant to Rule 144 (or any similar or analogous rule promulgated under the Securities Act) under the Securities Act, (iii) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and such securities may be publicly resold without Registration under the Securities Act, (iv) the Holder thereof, together with its Permitted Transferees, beneficially owns less than two percent (2%) of the Common Shares that are outstanding at such time and such Holder and its Permitted Transferees are able to dispose of all of their Common Shares in any ninety (90)-day period pursuant to Rule 144 (or any similar or analogous rule promulgated under the Securities Act), (v) such Registrable Securities are eligible to be sold under clause (k) of Rule 144 or (vi) such Registrable Securities shall have ceased to be outstanding or held by a Holder.

“Registration” means a registration with the SEC of the Company’s securities for offer and sale to the public under a Registration Statement. The term “Register” shall have a correlative meaning.

“Registration Expenses” has the meaning set forth in Section 2.08.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Senior Manager” has the meaning set forth in the preamble.

“Shelf Notice” has the meaning set forth in Section 2.02(a).

“Shelf Registration” means a Registration effected pursuant to Section 2.02.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, a Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 2.02(b).

“Silver Lake” shall mean, collectively, Silver Lake Partners II, L.P., Silver Lake Technology Investors II, L.P., Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P. and their respective Affiliates that hold Common Shares.

“Tagging Stockholder” shall have the meaning given to such term in the Management Stockholders Agreement.

“TPG” shall mean, collectively, TPG Partners V, L.P. and its respective Affiliates that hold Common Shares.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

SECTION 1.02. Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms thereof.

(b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection, Section, Exhibit, Schedule and Annex references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

PIGGYBACK REGISTRATION RIGHTS

SECTION 2.01. Demand Registration.

(a) Demand Notice. Promptly upon receipt of any request for a Demand Registration (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice (a “Demand Notice”) of any such Registration request to all Holders, and the Company shall include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after the date that the Demand Notice has been delivered. All requests made pursuant to this Section 2.01(a) shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.

(b) Sponsor Direction; Withdrawal. Notwithstanding anything to the contrary contained herein, each Holder acknowledges that the Majority Stockholders making such Demand Registration may, at any time, elect to direct the Company not to proceed with such Demand Registration in which such case the Company shall provide notice of such withdrawal to each Participating Holder. Without limiting the applicability of the preceding sentence, a Holder that has requested its Registrable Securities be included in a Demand Registration pursuant to this Section 2.01(a) may withdraw all or any portion of its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement.

(c) Delay in Filing; Suspension of Registration. The Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”). In the case of a Demand Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request.

(d) Underwritten Offering. The Holders acknowledge and agree that the Demanding Majority Stockholders shall, to the extent otherwise agreed by them with the Company, have the right to select the managing underwriter or underwriters to administer any underwritten offering.

(e) Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the Majority Stockholders), advise the Board of Directors in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Demand Registration (i) first, shall be allocated pro rata among the stockholders of the Company and their transferees (including the Demanding Majority Stockholder) who are party to a stockholders agreement with the Company and that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by each such stockholder (provided that any securities thereby allocated to a stockholder that exceed such stockholder’s request shall be reallocated among the remaining requesting stockholders in like manner) and (ii) next, and only if all the securities referred to in clause (i) have been included, the number of securities that the Company and any other stockholder that has a right to participate in such registration proposes to include in such Registration that, in the opinion of the managing underwriter or underwriters (or the Majority Stockholders, as the case may be) can be sold without having such adverse effect, unless the managing underwriters require a different allocation. For purposes of any allocation pursuant to this Section 2.01(e), all Registrable Securities held by any stockholder of the Company shall also include any Registrable Securities held by the partners, retired partners, shareholders or Affiliates of such stockholder, or the estates and family members of any such stockholder or such partners and retired partners, any trusts for the benefit of any of the foregoing Persons and, at the election of such stockholder or such partners, retired partners, trusts or Affiliates, in each case to which any of the foregoing shall have distributed, transferred or contributed Common Shares prior to the execution of the underwriting agreement in connection with such underwritten offering.

SECTION 2.02. Shelf Registration.

(a) Shelf Notice. Promptly upon receipt of any request by a Majority Stockholder (or both Majority Stockholders if required by the applicable agreements between the Majority Stockholders and the Company) to file a Shelf Registration Statement or any request by a Majority Stockholder to increase the number of its Registrable Securities registered on such Shelf Registration Statement and the determination of the applicable Majority Stockholder Shelf Registration Amount, the Company shall deliver a written notice (a “Shelf Notice”) of any such request to all Holders specifying the Majority Stockholder Shelf Registration Amount and the Pro Ration Percentage (as defined below) and the Company shall include in such registration the number of Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after the date that the Shelf Notice has been delivered; provided, that no Holder may request the inclusion in such Registration a percentage of such Holder’s Registrable Securities in excess of the Pro Ration Percentage. For purposes of this Section 2.02(a), the “Pro Ration Percentage” means, as of the date of determination with respect to any particular Shelf Registration, the percentage determined by multiplying (i) 100 by (ii) a fraction, the numerator of which is the Majority Stockholder Shelf Registration Amount in effect as of such date with respect to such Shelf Registration and the denominator of which is the aggregate number of Registrable Securities beneficially owned by the Majority Stockholders and their Affiliates as of such date.

(b) Suspension of Registration. The Company may, upon giving prompt written notice of such action to the Holders, suspend use of the Shelf Registration Statement

(a “Shelf Suspension”). In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Majority Stockholders.

(c) Underwritten Offering. Each Holder acknowledges that the Demanding Majority Stockholders shall, to the extent otherwise agreed with the Company, have the right to select the managing underwriter or underwriters to administer any underwritten offering.

SECTION 2.03. Piggyback Registration.

(a) Participation. If the Company at any time proposes to file a Registration Statement under the Securities Act with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) in connection with an IPO (including a primary or secondary offering of Common Shares, or a combination thereof), (ii) a Registration on Form S-4 or S-8 or any successor form to such Forms, (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement or (iv) a Registration under Section 2.01 or 2.02) (a “Company Public Sale”), then, as soon as reasonably practicable, the Company shall give written notice of such proposed filing to the Holders, and such notice shall offer the Holders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 2.03(b), the Company shall include in such Registration Statement all such Registrable Securities that are requested in writing to be included therein within fifteen (15) days after the receipt by such Holders of any such notice; provided that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company shall give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay Registering, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other securities. If the offering pursuant to such Registration Statement is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.03(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback

Registration pursuant to this Section 2.03(a) must, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis. Each Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such Registration Statement.

(b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and the Holders of Registrable Securities in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, 100% of the securities proposed to be sold in such Registration by the Company proposes to sell and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the stockholders of the Company and any other Person exercising a contractual right to demand Registration that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such stockholder of the Company (provided that any securities thereby allocated to a stockholder of the Company that exceed such stockholder’s request shall be reallocated among the remaining requesting stockholders in like manner) and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration, unless the managing underwriters require a different allocation. For purposes of any allocation pursuant to this Section 2.03(b), all Registrable Securities held by any stockholder of the Company shall also include any Registrable Securities held by the partners, retired partners, shareholders or Affiliates of such stockholder, or the estates and family members of any such stockholder or such partners and retired partners, any trusts for the benefit of any of the foregoing Persons and, at the election of such stockholder or such partners, retired partners, trusts or Affiliates, in each case to which any of the foregoing shall have distributed, transferred or contributed Common Shares prior to the execution of the underwriting agreement in connection with such Underwritten Offering.

SECTION 2.04. Black-out Periods.

(a) Black-Out Periods for Company Public Sales. In the event of a Company Public Sale of the Company’s equity securities in an Underwritten Offering, the Senior Managers agree, if requested by the managing underwriter or underwriters in such Underwritten Offering and agreed to by both Majority Stockholders, not to effect any public sale or distribution of any securities (except, in each case, as part of the applicable Registration, if permitted) or enter into any swap or other arrangement that transfers to another any of the economic consequences of any securities, if, in either case, such securities are the same as or similar to those being Registered in connection with such Company Public Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before and ending one hundred eighty (180) days (in the event of the Company’s IPO) or ninety (90) days (in the event of any other Company Public Sale) (or, in either case, such lesser period as may be permitted by the Company or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration, to the extent timely notified in writing by the Company or the managing underwriter or underwriters; provided, however, such restrictions shall not apply to (i) securities acquired in the public market subsequent to the IPO and (ii) transfers to Affiliates but only if such Affiliates agree to be bound by the restrictions herein.

(b) Black-Out Period for Other Offerings. In the case of a Registration of Registrable Securities of the sort contemplated by Section 2.01 or Section 2.02 for an Underwritten Offering, the Senior Managers agree, if requested by the participating Majority Stockholders or the managing underwriter or underwriters with respect to such Registration, not to effect any public sale or distribution of any securities that are the same as or similar to those being Registered, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending ninety (90) days (or such lesser period as may be permitted by the participating Majority Stockholders or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration (or, in the case of an offering under a Shelf Registration Statement, the date of the closing under the underwriting agreement in connection therewith), to the extent timely notified in writing by the Majority Stockholders or the managing underwriter or underwriters.

(c) Waiver. To the extent the provisions of clause (a) or (b) above are waived with respect to a given Holder or analogous provisions are waived with respect to another stockholder of the Company who is subject to such analogous provisions, the provisions of clause (a) or (b) shall be waived for the Holders.

SECTION 2.05. Registration Procedures.

(a) In connection with the Company’s Registration obligations under Section 2.01, Section 2.02 or Section 2.03, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith, except to the extent waived by the Majority Stockholders on behalf of all stockholders registering securities in such Registration, the Company shall:

(i) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, furnish to the underwriters, if any, and to Participating Holders, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel;

(ii) as soon as reasonably practicable (in the case of a Demand Registration or Shelf Registration, no later than thirty (30) days after a request for a Demand Registration or Shelf Registration on Form S-3 or ninety (90) days after a request for a Demand Registration or Shelf Registration on Form S-1) file with the SEC a Registration

Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable;

(iii) prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by a Sponsor, (y) reasonably requested by any other Participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv) notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus which shall correct such misstatement or omission or effect such compliance;

(vi) use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus;

(vii) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the Majority Stockholders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix) deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto by such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter;

(x) on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as agreed to with the Majority Stockholders, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi) cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(xii) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xiv) make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings and are being made to the Majority Stockholders;

(xv) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Majority Stockholders or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xvi) obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(xvii) in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xviii) cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xix) use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xx) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxi) use its best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities are then quoted;

(xxii) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the Majority Stockholders, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by the Majority Stockholders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 2.05(a)(xxii) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person; and

(xxiii) in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(b) The Company may require each Participating Holder to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each Participating Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c) Each Participating Holder agrees that, upon receipt of any notice from the Company that the Company believes that the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) may contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) or not misleading or that the Company intends to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of an supplemented or amended Prospectus or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

SECTION 2.06. Underwritten Offerings.

(a) Demand and Shelf Registrations. Any Holder who elects to participate in an Underwritten Offering pursuant to Section 2.01(a), Section 2.02(a) or Section 2.03(a) shall agree to be party to an underwriting agreement which shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings, (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders and (iii) be negotiated by the Majority Stockholders in the case of an Underwritten Offering arising under Section 2.01(a) or Section 2.02(a) or by the Company in the case of an Underwritten Offering arising under Section 2.03(a) on behalf of the Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holders, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations required to be made by such Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed the lesser of (x) such Holder’s net proceeds from such Underwritten Offering and (y) such Holder’s pro rata portion of any such liability, in accordance with such Holder’s portion of the total number of Registrable Securities included in the offering.

(b) Participation in Underwritten Registrations. Subject to provisions of Section 2.06(a) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(c) Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 2.01 or Section 2.02, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Demanding Majority

Stockholder(s) (or, in the case of a Shelf Registration, the Majority Stockholder(s) selling Registrable Securities under the Shelf Registration Statement). In addition, in the case of any Underwritten Offering, each of the Holders may withdraw their request to participate in the Registration pursuant to Section 2.01 Section 2.02 or Section 2.03 after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

SECTION 2.07. No Inconsistent Agreements; Additional Rights. The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement.

SECTION 2.08. Registration Expenses. The following expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company: (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of legal counsel for each Majority Stockholder, and a single counsel for, collectively, all Holders and all other stockholders of the Company entitled to exercise registration rights in connection with such Registration, participating in such Registration (or, in the case of a Shelf Registration, each Majority Stockholder selling Registrable Securities under the Shelf Registration Statement), (ix) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (x) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xi) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (xii) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging (xiii) all other fees and disbursement customarily paid by the issuers of securities. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

SECTION 2.09. Indemnification.

(a) Indemnification by the Company. The Company agrees to, and to cause it subsidiaries to, jointly and severally indemnify and hold harmless, to the full extent permitted by law, each Holder, each member, limited or general partner thereof, each member, limited or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities are or were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including, without limitation, reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any of the foregoing or (iv) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto; provided, that the Company shall not be liable to any particular indemnified party (A) to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof or (B) to the extent that any such Loss arises out of or is based upon an untrue statement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities at least five (5) days prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b) Indemnification by the Participating Holders. Each Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of such Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement (x) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party or (y) which involves the imposition of equitable remedies or other imposition of any obligations on such indemnified person other than as a result of financial obligations for which such indemnified person will be indemnified hereunder. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 2.09(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such one additional counsel with respect to such matter or series of related matters.

(d) Contribution. If for any reason the indemnification provided for in Section 2.09(a) or Section 2.09(b) is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.09(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.09(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 2.09(a) and Section 2.09(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.09(d), in connection with any Registration Statement filed by the Company, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Holder pursuant to Section 2.09(b). If indemnification is available under this Section 2.09, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.09(a) and Section 2.09(b) hereof without regard to the provisions of this Section 2.09(d). The remedies provided for in this Section 2.09 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 2.10. Rules 144 and 144A and Regulation S. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of the Majority Stockholders, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take such further action as the Majority Stockholders may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

SECTION 2.11. Illiquid Securities. In the event that a Drag-Along Stockholder receives Illiquid Securities as proceeds in connection with a Transfer pursuant to Section 6 of the Management Stockholders Agreement, or in the event that a Tagging Stockholder receives Illiquid Securities as proceeds in connection with a Transfer pursuant to Section 7 of the Management Stockholders Agreement, such Drag-Along Stockholder or Tagging Stockholder, as applicable, shall receive registration rights with respect to such securities that are substantially similar to the registration rights applicable to “Registrable Securities” under this Agreement to the extent registration rights are received by the Majority Stockholders with respect to such Illiquid Securities.

ARTICLE III

PREEMPTIVE RIGHTS

SECTION 3.01. Until the occurrence of an IPO, if, following the Closing Date, the Company proposes to issue additional Common Shares to one or more of the Majority Stockholders (the “Participation Shares”), the Company shall provide written notice to each Senior Manager of such anticipated issuance no later than fifteen (15) Business Days prior to the anticipated issuance date. Such notice shall set forth the material terms and conditions of the issuance, including the proposed purchase price for the new Participation Shares and the anticipated issuance date. Each Senior Manager shall have the right to purchase up to its Pro Rata Portion of such new Participation Shares at the price and on the terms and conditions specified in the Company’s notice by delivering an irrevocable written notice to the Company no later than three (3) Business Days before the anticipated issuance date, setting forth the number of such new Participation Shares for which such right is exercised.

SECTION 3.02. In the event Senior Managers do not purchase all such new Participation Shares which they are entitled to purchase in accordance with the procedures set forth in Section 3.01, the Company shall have sixty (60) days after the expiration of the anticipated issuance date to sell to other Persons the remaining new Participation Shares at the price and on the terms and conditions specified in the Company’s notice to the Senior Managers pursuant to Section 3.01. If the Company fails to sell such Participation Shares within sixty (60) days of the anticipated issuance date provided in the notice given to the Senior Managers pursuant to Section 3.01, the Company shall not thereafter issue or sell any Participation Shares without first offering such Participation Shares to the Senior Managers in the manner provided in Section 3.01.

SECTION 3.03. The election by a Senior Manager not to exercise its preemptive rights under this Article III in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any future issuances under this Article III. Any sale of Participation Shares by the Company without first giving the Senior Managers the rights described in this Article III shall be void and of no force and effect.

SECTION 3.04. Notwithstanding the foregoing requirements of this Article III, the Company may proceed with an issuance of Participation Shares prior to having complied with the provisions of Article III; provided, that the Company shall:

(a) provide to each Senior Manager (x) prompt notice of such issuance and (y) the notice described in Section 3.01 in which the actual price per Participation Share shall be set forth;

(b) offer to issue to such Senior Manager such number of Participation Shares of the type issued in the issuance as may be requested by such Senior Manager (not to exceed the number equal to (x) the percent of such new Participation Shares that such Senior Manager would have been entitled to pursuant to Section 3.01, multiplied by (y) the sum of (A) the number of Participation Shares included in such issuance and (B) the maximum aggregate number of Participation Shares issuable pursuant to this Section 3.04 and in connection with the Company’s failure to comply with the preemptive rights of any other stockholders of the Company with respect to such issuance) on the same economic terms and conditions with respect to such Participation Shares as the subscribers in the issuance received; and

(c) keep such offer open for a period of fifteen (15) Business Days, during which period each such Senior Manager may accept such offer by sending a written acceptance to the Company committing to purchase an amount of Participation Shares (not in any event to exceed the number equal to (x) the percent of such new Participation Shares that such Senior Manager would have been entitled to pursuant to Section 3.01, multiplied by (y) the sum of (A) the number of Participation Shares included in such issuance and (B) the aggregate number of Participation Shares issued pursuant to this Section 3.04 and in connection with the Company’s failure to comply with the preemptive rights of any other stockholders of the Company with respect to such issuance). The closing of any such transaction shall occur at such time as the Company specifies, but in any event not prior to the date that is fifteen (15) Business Days after the Company issues the notice contemplated by clause (y) of Section 3.04(a).

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Merger with Avaya. In the event of any merger, statutory share exchange or other business combination of the Company with Avaya or any of its subsidiaries, each of the Senior Managers and Avaya (or the applicable subsidiary) shall, to the extent necessary, as they determine, execute a registration and preemptive rights agreement with terms that are substantially equivalent to this Agreement; provided that such registration and preemptive rights agreement shall terminate upon the same terms and conditions as provided herein.

SECTION 4.02. Term. This Agreement shall terminate upon the later of the expiration of the effectiveness of any existing Shelf Registration Statement and such time as there are no Registrable Securities, except for Article III, which shall terminate upon the completion of an IPO, and the provisions of Section 2.05, Section 2.09 and all of this Article IV, which shall survive any such termination.

SECTION 4.03. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

SECTION 4.04. Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

SECTION 4.05. Notices. Unless otherwise specified herein, all notices and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, sent to the Person at the address given for such Person below or such other address as such Person may specify by notice to the Company:

If to the Company:

Sierra Holdings Corp.

c/o Avaya Inc.

211 Mt. Airy Road

Basking Ridge, New Jersey 07920

Attention: Pamela F. Craven, Chief Administrative Officer

Telephone: 908.953.6000

Fax: 908.953.3902

If to TPG:

TPG Capital, L.P.

301 Commerce Street

Suite 3300

Fort Worth, Texas 76102

Attention: Clive D. Bode

Telephone: 817.871.4000

Fax: 817.871.4001

If to Silver Lake:

Silver Lake Partners III, L.P.

9 West 57th Street, 25th Floor

New York, New York 10019

Attention: Greg Mondre

Telephone: 212.981.5600

Fax: 212.381.3535

If to either the Majority Stockholders, copies shall be delivered to (which shall not constitute notice):

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Attention: Alfred O. Rose, Esq.

Telephone: 617.951.7372

Fax: 617.951.7050

If to any other Holder who becomes party to this agreement after the date hereof, to the address on the counterpart signature page to this Agreement executed by such Holder, with a copy (which shall not constitute notice) to:

Morgan Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103

Attention: Robert J. Lichtenstein

Telephone: 215.963.5726

Fax: 215.963.4815

SECTION 4.06. Amendment. Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by the Company and (a) in the case of an amendment to Article II, defined terms used therein, or this Article IV as it applies thereto, Holders holding a majority of the Registrable Securities then held by all Holders, and (b) in the case of an amendment to Article III, defined terms used therein, or this Article IV as it applies thereto, Senior Managers holding a majority of the Common Shares then held by all Senior Managers.

SECTION 4.07. Successors, Assigns and Transferees. Each party that holds Registrable Securities may assign all or a portion of its rights hereunder to any Person to which such party transfers its ownership of all or any of such Registrable Securities, and each party that has preemptive rights pursuant to Article III hereof may assign all or a portion of its rights hereunder to any Person to which such party transfers its ownership of all or any of its Common Shares; provided that such Registrable Securities or Common Shares, as applicable, shall be transferred in accordance with the Management Stockholders Agreement. Such Persons and any other Person that acquires Registrable Securities pursuant to the terms of the Management Stockholders Agreement shall execute a counterpart to this Agreement and become a party hereto and such Person’s Registrable Securities or Common Shares, as applicable, shall be subject to the terms of this Agreement.

SECTION 4.08. Binding Effect. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors.

SECTION 4.09. Third Parties. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than each other Person entitled to indemnity or contribution under Section 2.09) any right, remedy or claim under or by virtue of this Agreement.

SECTION 4.10. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

SECTION 4.11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT

NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.11.

SECTION 4.12. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

SECTION 4.14. Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

SECTION 4.15. No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

SECTION 4.16. Obligations of Company. The Company shall cause its subsidiaries to be jointly and severally liable for any payment obligation of the Company pursuant to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SIERRA HOLDINGS CORP.

By:	/s/ Roger C. Gaston
	Name:	Roger C. Gaston
	Title:	Senior Vice President – Human Resources

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Senior Manager (i) agrees as of the date hereof to become party to the Senior Manager Registration and Preemptive Rights Agreement (this “Agreement”), dated as of October 26, 2007, by and among Sierra Holdings Corp. and the Senior Managers (defined therein) that have become and may become a party thereto from time to time in accordance with the provisions thereof and (ii) acknowledges that this signature page shall be deemed a counterpart signature page to the Agreement effective as of the date hereof.

SENIOR MANAGER:

By:
Dated:

[Senior Manager Registration and Preemptive Rights Agreement]

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Management Transferee (as defined in the Management Stockholders Agreement) (i) agrees as of the date hereof to become party to the Senior Manager Registration and Preemptive Rights Agreement (this “Agreement”), dated as of October 26, 2007, by and among Sierra Holdings Corp. and the Senior Managers (defined therein) that have become and may become a party thereto from time to time in accordance with the provisions thereof and (ii) acknowledges that this signature page shall be deemed a counterpart signature page to the Agreement effective as of the date hereof.

MANAGEMENT TRANSFEREE:

By:
Dated:

[Senior Manager Registration and Preemptive Rights Agreement]